                                 AGREEMENT AND

                                 PLAN OF MERGER


                                  by and among


                           GRAPHIC INDUSTRIES, INC.,

                      CARPENTER RESERVE PRINTING COMPANY,

                         CARPENTER ACQUISITION COMPANY

                                      and

                         THE STOCKHOLDERS OF CARPENTER
                            RESERVE PRINTING COMPANY


                              SEPTEMBER ___, 1995

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1  DEFINITIONS.....................................................   1
   Section 1.1   "AAA".....................................................   1
   Section 1.2   "Acquisition Proposal"....................................   1
   Section 1.3   The "Act".................................................   1
   Section 1.4   "Area"....................................................   1
   Section 1.5   "Authorizations"..........................................   1
   Section 1.6   "Certificate of Merger"...................................   1
   Section 1.7   "Claim Notice"............................................   1
   Section 1.8   The "Closing".............................................   1
   Section 1.9   "Closing Audit"...........................................   1
   Section 1.10  "Closing Balance Sheet"...................................   2
   Section 1.11  "Closing Date"............................................   2
   Section 1.12  "Code"....................................................   2
   Section 1.13  "Commission"..............................................   2
   Section 1.14  "Competing Business"......................................   2
   Section 1.15  "Contracts"...............................................   2
   Section 1.16  "Damages".................................................   2
   Section 1.17  "Deliverable Consideration"...............................   2
   Section 1.18  "Effective Period"........................................   2
   Section 1.19  "Effective Time"..........................................   2
   Section 1.20  "Employment Agreement"....................................   2
   Section 1.21  "Environmental Laws"......................................   2
   Section 1.22  "Environmental Permits"...................................   2
   Section 1.23  "ERISA"...................................................   2
   Section 1.24  "Escrow Agent"............................................   2
   Section 1.25  "Escrow Agreement"........................................   3
   Section 1.26  "Escrow Period"...........................................   3
   Section 1.27  "Escrow Consideration"....................................   3
   Section 1.28  "Estimated Net Book Value"................................   3
   Section 1.29  "Existing Facility Lease".................................   3
   Section 1.30  "Financial Schedule"......................................   3
   Section 1.31  "Financial Statements"....................................   3
   Section 1.32  "Graphic Common Stock"....................................   3
   Section 1.33  "Guaranties"..............................................   3
   Section 1.34  "Indemnified Party".......................................   3
   Section 1.35  "Indemnifying Party"......................................   3
   Section 1.36  "Intellectual Property"...................................   3
   Section 1.37  "Interim Balance Sheet"...................................   3
   Section 1.38  "Lease Agreement".........................................   4
   Section 1.39  "Merger Consideration"....................................   4
   Section 1.40  "Net Book Value"..........................................   4

                                                                            Page
                                                                            ----

   Section 1.41  "Non Third Party Claim"....................................  4
   Section 1.42  "Ohio Corporate Law".......................................  4
   Section 1.43  "Plans"....................................................  4
   Section 1.44  "Preliminary Closing Balance Sheet"........................  4
   Section 1.45  "Principal Stockholders"...................................  4
   Section 1.46  "Proprietary Information"..................................  4
   Section 1.47  "Purchase Adjustments".....................................  4
   Section 1.48  "Registration Statement"...................................  4
   Section 1.49  "Response Notice Period"...................................  4
   Section 1.50  "Restricted Period"........................................  4
   Section 1.51  "Stock Price"..............................................  4
   Section 1.52  "Surviving Corporation"....................................  5
   Section 1.53  "Tax Returns"..............................................  5
   Section 1.54  "Taxes"....................................................  5
   Section 1.55  "Transaction Documents"....................................  5
   Section 1.56  "Third Party Claim"........................................  5
   Section 1.57  "Undisclosed Liabilities"..................................  5

ARTICLE 2  THE MERGER                                                         5
   Section 2.1   The Merger.................................................  5
   Section 2.2   Effective Time.............................................  5
   Section 2.3   Tax Consequences...........................................  5
   Section 2.4   Articles of Incorporation; Regulations; Directors
                 and Officers...............................................  6
   Section 2.5   Merger Consideration.......................................  6
   Section 2.6   Payment of the Merger Consideration........................  6
   Section 2.7   Adjustment of Merger Consideration.........................  6

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS...................  8
   Section 3.1   Organization; Power; Qualification.........................  8
   Section 3.2   Authority..................................................  9
   Section 3.3   Capital Structure..........................................  9
   Section 3.4   Title to Shares............................................  9
   Section 3.5   No Third Party Options.....................................  9
   Section 3.6   Compliance with Laws and Validity of Contemplated
                 Transactions...............................................  9
   Section 3.7   Financial Statements....................................... 10
   Section 3.8   Tax and Other Returns and Reports.......................... 11
   Section 3.9   Personal Property.......................................... 12
   Section 3.10  Real Property.............................................. 12
   Section 3.11  Intellectual Property...................................... 12
   Section 3.12  Insurance.................................................. 13
   Section 3.13  Litigation................................................. 13
   Section 3.14  Compliance with Laws....................................... 13

                                                                            Page
                                                                            ----
   Section 3.15  Environmental Matters...................................... 13
   Section 3.16  Absence of Changes......................................... 15
   Section 3.17  Absence of Undisclosed Liabilities......................... 15
   Section 3.18  Assets..................................................... 15
   Section 3.19  Employees.................................................. 15
   Section 3.20  Employee Benefit Plans..................................... 16
   Section 3.21  Labor Matters.............................................. 16
   Section 3.22  Contracts and Commitments.................................. 16
   Section 3.23  Banks...................................................... 18
   Section 3.24  Transactions with Affiliates............................... 18
   Section 3.25  Corporate Names............................................ 18
   Section 3.26  Customer Relations......................................... 18
   Section 3.27  Consents................................................... 18
   Section 3.28  Broker's or Finder's Fees.................................. 18
   Section 3.29  Securities Representations................................. 18
   Section 3.30  Correctness of Representations............................. 20

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND
   GRAPHIC.................................................................. 20
   Section 4.1   Organization; Power; Qualification......................... 20
   Section 4.2   Authority.................................................. 20
   Section 4.3   Compliance with Laws and Validity of Contemplated
                 Transactions............................................... 20
   Section 4.4   Investment Representation.................................. 21
   Section 4.5   Merger Consideration....................................... 21
   Section 4.6   Broker's or Finders Fees................................... 21
   Section 4.7   Graphic Reports............................................ 21

ARTICLE 5A  OBLIGATIONS AND COVENANTS OF THE STOCKHOLDERS AND
   THE COMPANY.............................................................. 21
   Section 5A.1  Conduct of the Company's Business Prior to Closing......... 21
   Section 5A.2  No Solicitation............................................ 22
   Section 5A.3  Access and Information..................................... 22
   Section 5A.4  Notification of Changes.................................... 23
   Section 5A.5  No Default................................................. 23
   Section 5A.6  Tax Returns................................................ 23
   Section 5A.7  Allocation of Taxable Income to Short Period............... 23
   Section 5A.8  Other Pre-Closing Returns.................................. 23
   Section 5A.9  Tax Free Reorganization Treatment.......................... 24
   Section 5A.10 General Cooperation in Tax Matters......................... 24
   Section 5A.11 Compliance with Laws....................................... 24
   Section 5A.12 Consent of Others.......................................... 24

                                                                            Page
                                                                            ----

ARTICLE 5B  COVENANTS OF GRAPHIC AND ACQUISITION............................ 24
   Section 5B.1  Release of Guaranties...................................... 24
   Section 5B.2  Filing of Notice........................................... 24
   Section 5B.3  Post-Closing Returns....................................... 24
   Section 5B.4  Tax Free Reorganization Treatment.......................... 25
   Section 5B.5  General Cooperation in Tax Matters......................... 25
   Section 5B.6  Employee Bonuses........................................... 25

ARTICLE 6  CONDITIONS TO CONSUMMATION OF MERGER............................. 26
   Section 6.1   Conditions to Obligations of Acquisition and Graphic....... 26
   Section 6.2   Conditions to Obligations of the Stockholders.............. 27

ARTICLE 7  REGISTRATION OF MERGER CONSIDERATION............................. 28
   Section 7.1   Registration of Merger Consideration....................... 28
   Section 7.2   Furnishing Information..................................... 28
   Section 7.3   Prospectus Requirements.................................... 28
   Section 7.4   Registration Rights, Etc................................... 29
   Section 7.5   Indemnification............................................ 30
   Section 7.6   Fees and Expenses of Registration.......................... 31

ARTICLE 8  INDEMNIFICATION.................................................. 31
   Section 8.1   Definitions................................................ 31
   Section 8.2   Indemnification of Acquisition and Graphic by the
                 Stockholders............................................... 31
   Section 8.3   Method of Asserting Claims................................. 32
   Section 8.4   Payment.................................................... 34
   Section 8.5   Arbitration................................................ 34

ARTICLE 9  COVENANT NOT TO COMPETE.......................................... 34
   Section 9.1   Definitions................................................ 34
   Section 9.2   Agreement Not to Compete................................... 35
   Section 9.3   Agreement Not to Solicit Employees......................... 35
   Section 9.4   Agreement Not to Solicit Customers......................... 35
   Section 9.5   Confidentiality............................................ 35
   Section 9.6   Remedies................................................... 36

ARTICLE 10  TERMINATION; AMENDMENTS; WAIVER................................. 36
   Section 10.1  Termination................................................ 36
   Section 10.2  Effect of Termination...................................... 36

ARTICLE 11  MISCELLANEOUS................................................... 36
   Section 11.1  Entire Agreement; Assignment............................... 36
   Section 11.2  Validity................................................... 37

                                                                            Page
                                                                            ----

   Section 11.3  Notices.................................................... 37
   Section 11.4  Governing Law.............................................. 38
   Section 11.5  Descriptive Headings....................................... 38
   Section 11.6  Counterparts............................................... 38
   Section 11.7  Expenses................................................... 39
   Section 11.8  Parties in Interest........................................ 39

Exhibits
--------

A         Employment Agreement
B         Escrow Agreement
C         Guaranties
D         Lease Agreement
E         W&H Opinion
F         PGF&M Opinion

Schedules
---------

1         List of Stockholders
1.33      Guaranties
3.1       Qualifications
3.3       Shares of Capital Stock Reacquired
3.4       Title to Shares
3.7       Financial Statements
3.7(b)    Liens on Accounts Receivable Shown in the Financial Statements
3.7(c)    Inventory
3.9(a)    Owned Personal Property
3.9(b)    Leased Personal Property
3.10(b)   Real Property Lease Defaults
3.11      Intellectual Property
3.12      Insurance
3.13      Litigation
3.14      Authorizations
3.15(a)   Environmental Matters
3.16      Absence of Changes
3.19      Employees
3.20      Employee Benefit Plans
3.21      Labor Claims
3.22      Contracts
3.23      Banks
3.24      Transactions with Affiliates
3.25      Corporate Names
3.27      Consents
3.29(c)   Stockholders' States of Residence

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), made and entered into
                                             ---------
this _______ day of September, 1995 by and among Graphic Industries, Inc., a Georgia corporation ("Graphic"), Carpenter Acquisition Company, an Ohio
                      -------
corporation and wholly-owned subsidiary of Graphic ("Acquisition"), Carpenter
                                                     -----------
Reserve Printing Company, an Ohio corporation (the "Company") and the
                                                    -------
stockholders of the Company listed on Schedule 1 hereto (collectively, referred
                                      ----------
to herein as the "Stockholders" and individually as a "Stockholder").
                  ------------                         -----------


                                  WITNESSETH:
                                  ----------

     WHEREAS, the Stockholders own 100% of the outstanding shares of the common stock of the Company (the "Common Stock"), no par value per share (the
                           ------------
"Shares"); and
 ------

     WHEREAS, the Stockholders and Acquisition wish to enter into a transaction pursuant to which the Company shall be merged with and into Acquisition on the terms and conditions set forth herein (the "Merger");
                                            ------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     The following terms used in this Agreement shall have the meaning set forth below:

     Section 1.1  "AAA" shall have that meaning set forth in Section 8.5 hereof.
                   ---                                       -----------

     Section 1.2  "Acquisition Proposal" shall have that meaning set forth in
                   --------------------
Section 5.2 hereof.
-----------

     Section 1.3  The "Act" shall mean the Securities Act of 1933, as amended.
                       ---

     Section 1.4  "Area" shall have that meaning set forth in Section 9.1(a)
                   ----                                       --------------
hereof.

     Section 1.5  "Authorizations" shall have that meaning set forth in Section
                   --------------                                       -------
3.14 hereof.
----

     Section 1.6  "Certificate of Merger" shall have that meaning set forth in
                   ---------------------
Section 2.2 hereof.
-----------

     Section 1.7  "Claim Notice" shall have that meaning set forth in Section
                   ------------                                       -------
8.3(a) hereof.
------

     Section 1.8  The "Closing" shall have that meaning set forth in Section 2.2
                       -------                                       -----------
hereof.

     Section 1.9  "Closing Audit" shall have that meaning set forth in Section
                   -------------                                       -------
2.7(b) hereof.
------

     Section 1.10  "Closing Balance Sheet" shall have that meaning set forth in
                    ---------------------
Section 2.7(b) hereof.
--------------

     Section 1.11  "Closing Date" shall mean the date upon which the Closing (as
                    ------------
defined herein) shall occur.

     Section 1.12  "Code" shall mean the Internal Revenue Code of 1986, as
                    ----
amended.

     Section 1.13  "Commission" shall mean the Securities and Exchange
                    ----------
Commission, or any other federal agency at the time administering the Act.

     Section 1.14  "Competing Business" shall have that meaning set forth in
                    ------------------
Section 9.1(b) hereof.
--------------

     Section 1.15  "Contracts" shall mean the contracts, leases, licenses,
                    ---------
warranties, commitments, agreements, arrangements, credit guaranties, purchase and sale orders and contracts for the provision of services, whether oral or written, to which the Company is a party, or pursuant to which the Company has any right, benefit or obligation.

     Section 1.16  "Damages" shall have that meaning set forth in Section 8.1(a)
                    -------                                       --------------
hereof.

     Section 1.17  "Deliverable Consideration" shall mean that number of shares
                    -------------------------
of Graphic Common Stock determined by subtracting the Escrow Consideration (defined below) from the Merger Consideration (defined below).

     Section 1.18  "Effective Period" shall have that meaning set forth in
                    ----------------
Section 7.4(a) hereof.
--------------

     Section 1.19  "Effective Time" shall mean such time as the Merger shall
                    --------------
become effective pursuant to Section 1701.78 of the Ohio Corporate Law.

     Section 1.20  "Employment Agreement" shall mean that certain Employment
                    --------------------
Agreement to be entered into by and between Richard A. Amendola and Acquisition, substantially in the form of Exhibit A hereto.
                             ---------

     Section 1.21  "Environmental Laws" shall have that meaning set forth in
                    ------------------
Section 3.15(a) hereof.
---------------

     Section 1.22  "Environmental Permits" shall have that meaning set forth in
                    ---------------------
Section 3.15(c) hereof.
---------------

     Section 1.23  "ERISA" shall mean the Employee Retirement Income Security
                    -----
Act of 1974, as amended.

     Section 1.24  "Escrow Agent" shall mean National City Bank of Cleveland and
                    ------------
its successors and assigns.

     Section 1.25  "Escrow Agreement" shall mean that certain Escrow Agreement
                    ----------------
to be entered into by and among Graphic, Acquisition, Stockholders and the Escrow Agent, substantially in the form of Exhibit B hereto.
                                           ---------

     Section 1.26  "Escrow Period" shall mean the period beginning on the
                    -------------
Closing Date, and ending six (6) months thereafter except as such period may be extended pursuant to the terms of the Escrow Agreement.

     Section 1.27  "Escrow Consideration" shall mean that number of shares of
                    --------------------
Graphic Common Stock determined by multiplying 10% by the Merger Consideration rounded to the nearest whole number.

     Section 1.28  "Estimated Net Book Value" shall have that meaning set forth
                    ------------------------
in Section 2.7(a) hereof.
   --------------

     Section 1.29  "Existing Facility Lease" shall refer to the lease for the
                    -----------------------
Company's facility between the Company and RAM Enterprises dated April 1, 1995.

     Section 1.30  "Financial Schedule" shall have that meaning set forth in
                    ------------------
Section 2.7(a) hereof.
--------------

     Section 1.31  "Financial Statements" shall mean the financial statements of
                    --------------------
the Company for the years ended December 31, 1992, December 31, 1993, December 31, 1994 and for the period ended May 31, 1995, all of which are attached hereto as Schedule 3.7.
   ------------

     Section 1.32  "Graphic Common Stock" shall mean shares of Common Stock,
                    --------------------
$0.10 par value per share, of Graphic.

     Section 1.33  "Guaranties" shall mean the Guaranties of Graphic
                    ----------
substantially in the form of Exhibit C hereto, which shall be issued to
                             ---------
financial institutions or other entities or individuals at the Closing to secure those certain guaranties of the Stockholders for obligations of the Company set forth on Schedule 1.33.
         -------------

     Section 1.34  "Indemnified Party" shall have that meaning set forth in
                    -----------------
Section 8.1(b) hereof.
--------------

     Section 1.35  "Indemnifying Party" shall have that meaning set forth in
                    ------------------
Section 8.1(c) hereof.
--------------

     Section 1.36  "Intellectual Property" shall have that meaning set forth in
                    ---------------------
Section 3.11 hereof.
------------

     Section 1.37  "Interim Balance Sheet" shall mean the May 31, 1995 Balance
                    ---------------------
Sheet of the Company.

     Section 1.38  "Lease Agreement" shall mean that certain Lease Agreement
                    ---------------
between the Company and RAM Enterprises, substantially in the form of Exhibit D
                                                                      ---------
hereto.

     Section 1.39  "Merger Consideration" shall mean that number of shares of
                    --------------------
Graphic Common Stock determined by dividing $2,500,000 by the Stock Price and rounding such number up to the nearest whole number.

     Section 1.40  "Net Book Value" shall mean the total assets of the Company
                    --------------
minus the total liabilities (contingent or otherwise) of the Company, as determined in accordance with generally accepted accounting principles consistently applied.

     Section 1.41  "Non Third Party Claim" shall have that meaning set forth in
                    ---------------------
Section 8.3(a) hereof.
--------------

     Section 1.42  "Ohio Corporate Law" shall means the General Corporation Law
                    ------------------
of Ohio.

     Section 1.43  "Plans" shall have that meaning set forth in Section 3.20(a)
                    -----                                       ---------------
hereof.

     Section 1.44  "Preliminary Closing Balance Sheet" shall have that meaning
                    ---------------------------------
set forth in Section 2.7(a) hereof.
             --------------

     Section 1.45  "Principal Stockholders" shall mean Richard A. Amendola and
                    ----------------------
Ronald R. Meredith, stockholders collectively owning 6660 shares of Common
Stock.

     Section 1.46  "Proprietary Information" shall have that meaning set forth
                    -----------------------
in Section 9.1(c) hereof.
   --------------

     Section 1.47  "Purchase Adjustments" shall means those adjustments, if any,
                    --------------------
to the Merger Consideration as set forth in Section 2.7 herein.
                                            -----------

     Section 1.48  "Registration Statement" shall mean the Registration
                    ----------------------
Statement on Form S-3, including any prospectus, supplements, amendments or post-effective amendments and exhibits to be filed by Graphic with the Securities Exchange Commission relating to the resell of the Merger Consideration by the Stockholders.

     Section 1.49  "Response Notice Period" shall have that meaning set forth in
                    ----------------------
Section 8.3(a) hereof.
--------------

     Section 1.50  "Restricted Period" shall have that meaning set forth in
                    -----------------
Section 9.1(d) hereof.
--------------

     Section 1.51  "Stock Price" means the average closing price per share of
                    -----------
Graphic Common Stock as reported in the Wall Street Journal for each of the
                                        -------------------
twenty (20) consecutive trading days preceding the third trading day prior to the Closing.

     Section 1.52  "Surviving Corporation" shall mean the corporation that
                    ---------------------
survives the Merger as set forth in the Certificate of Merger.

     Section 1.53  "Tax Returns" shall have that meaning set forth in Section
                    -----------                                       -------
3.8 hereof.
---

     Section 1.54  "Taxes" shall have that meaning set forth in Section 3.8
                    -----                                       -----------
hereof.

     Section 1.55  "Transaction Documents" shall mean this Agreement, the Escrow
                    ---------------------
Agreement, the Lease Agreement, the Employment Agreement and the Guaranties.

     Section 1.56  "Third Party Claim" shall have that meaning set forth in
                    -----------------
Section 8.3(a) hereof.
--------------

     Section 1.57  "Undisclosed Liabilities" shall mean any other liability or
                    -----------------------
obligation of the Company of any nature, direct or indirect, matured or unmatured, absolute or contingent or otherwise, whether accrued, due, to become due or otherwise, whether or not incurred in respect of or measured by the income of the Company and whether or not normally shown in a financial statement prepared in accordance with generally accepted accounting principles, not disclosed or reflected, or specifically reserved against, in any financial statement delivered by the Company in accordance with this Agreement.


                                   ARTICLE 2
                                   THE MERGER

     Section 2.1  The Merger.  The Merger shall occur at the Effective Time upon
                  ----------
the terms and subject to the conditions hereof and in accordance with Ohio Corporate Law. Following the Merger, Acquisition shall continue as the Surviving Corporation and be a wholly-owned subsidiary of Graphic, and the separate corporate existence of the Company shall cease. Notwithstanding this
Section 2.1, Graphic may elect to merge the Company into another direct
-----------
subsidiary of Graphic. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     Section 2.2  Effective Time.  As soon as practicable after satisfaction or
                  --------------
waiver of all conditions to the Merger, the parties shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be filed and
             ---------------------
recorded with the Secretary of the State of Ohio in accordance with Section 1701.78 of Ohio Corporate Law and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at the Effective Time. Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held on [SEPTEMBER ____, 1995] at the
                        -------
offices of Walter & Haverfield, Cleveland, Ohio or such other time and place as the parties agree, provided that in no event shall the Closing be held later than [OCTOBER 31, 1995].

     Section 2.3  Tax Consequences.  It is intended that the Merger shall
                  ----------------
constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     Section 2.4  Articles of Incorporation; Regulations; Directors and
                  -----------------------------------------------------
Officers.  The Articles of Incorporation of Acquisition and the Regulations of
--------
Acquisition as in effect at the Effective Time shall be the Articles of Incorporation and Regulations of the Surviving Corporation, except that the name of the Surviving Corporation shall be Carpenter Reserve Printing Company. The Board of Directors and officers of Acquisition at the Effective Time shall be the Board of Directors and officers of the Surviving Corporation.

     Section 2.5  Merger Consideration.  In exchange for the Shares, each of the
                  --------------------
Stockholders shall be entitled to receive a number of shares of Graphic Common Stock determined by the following formula, subject to adjustment as set forth in
Section 2.7 below:
-----------

           A x   B
                 -
                 C
       where:
       A =  Merger Consideration
       B =  Number of Shares held by such Stockholder as set forth on Schedule 1
                                                                      ----------
       C =  Aggregate Number of Shares or 8,885
                                          -----

     Section 2.6  Payment of the Merger Consideration.  At the Closing, upon
                  -----------------------------------
surrender by each of the Stockholders of the stock certificates representing the Shares to be conveyed to Acquisition by each such Stockholder, each such certificate being duly endorsed or accompanied by a stock power duly executed by the Stockholder conveying such certificate, the Merger Consideration shall be paid and distributed by Acquisition as follows:

          (a) Each Stockholder shall receive a stock certificate representing that portion of the Deliverable Consideration as is determined using the formula set forth in Section 2.5 above, with any fractional share being
                          -----------
     rounded to the nearest whole number; and

          (b) The Escrow Agent shall receive stock certificates representing the Escrow Consideration, which it shall hold for the Escrow Period, as set forth in the Escrow Agreement.

     Section 2.7  Adjustment of Merger Consideration.
                  ----------------------------------

          (a) Within 30 days following the Closing Date, the Stockholders shall prepare and deliver to Acquisition (i) an unaudited balance sheet of the Company dated as of the Closing Date (the "Preliminary Closing Balance
                                                ---------------------------
     Sheet") which shall be prepared in accordance with generally accepted
     -----
     accounting principles consistently applied and which shall include the Net Book Value of the Company as of the Closing Date (the "Estimated Net Book
                                                            ------------------
     Value") and (ii) a schedule (the "Financial Schedule") setting forth any
     -----                             ------------------
     proposed adjustment to the Merger Consideration based upon the difference between the Net Book Value of the Company shown on the Interim Balance Sheet and the Estimated Net Book Value; provided, however, that accounts receivable may subsequently be valued in the manner described in Section
                                                                      -------
     2.7(c)(ii) hereof.
     ----------

     (b) Graphic shall, at its expense, cause its certified public accountants, Kanes Benator & Company L.L.C., to conduct an audit of the Preliminary Closing Balance Sheet of the Company (the "Closing Audit"). The Closing
                                                -------------
     Audit shall be completed within sixty (60) days after the receipt of the Preliminary Closing Balance Sheet. The audited closing balance sheet resulting from the Closing Audit (the "Closing Balance Sheet") shall be
                                            ---------------------
     prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that if any portion of the liability of the Company for deferred compensation payable in part to Ronald Meredith pursuant to that certain agreement between the Company and Ronald Meredith dated __________, 1990 as set forth on the Interim Balance Sheet is extinguished by reason of the consummation of the Merger, Graphic agrees that the amount so extinguished shall be included as income for the Company on the Closing Balance Sheet, regardless of whether such inclusion is in accordance with GAAP.

          (c) Subject to Section 8.2 hereof, the Merger Consideration to be paid
                         -----------
     to the Stockholders for the Merger shall be adjusted, dollar for dollar, as follows: (i) upward or downward, by the amount by which the Net Book Value of the Company as shown on the Closing Balance Sheet, is more or less than (whichever is the case) the Net Book Value of the Company as shown on the Interim Balance Sheet; (ii) downward, by the face value of any accounts or notes receivable in favor of the Company which are A) shown on the Closing Balance Sheet, B) in excess of any bad debt reserve provided for in the Closing Balance Sheet, and C) remain uncollected one hundred and twenty
     (120) days after the date of the Closing Balance Sheet; (iii) downward, by an amount equal to any loss, damage, cost or expense (including, but not limited to, reasonable attorney's fees and court costs) incurred by Graphic or Acquisition as a result of the breach of any representation, warranty or covenant of the Company or of the Stockholders contained herein, in the schedules attached hereto, in the Secretary's Certificate, in the Employment Agreement (in the case of Richard A. Amendola) or in the Escrow Agreement.

          (d) The Stockholders holding a majority of the Shares shall, within 15 days following receipt by the Stockholders of the Closing Balance Sheet, accept or reject the calculation of the Net Book Value reflected therein. If the Stockholders holding a majority of the Shares accept the calculation of Net Book Value, any payment due as a result of any adjustment to the Merger Consideration as set forth in Section 2.7(c) above shall be made as
                                          --------------
     provided in Section 2.7(e) hereof.  If the Stockholders holding a majority
                 --------------
     of the Shares disagree with such calculation of Net Book Value, they shall give written notice of such disagreement and the reason(s) therefore within such 15 day period. Should the Stockholders holding a majority of the Shares fail to notify Acquisition of a disagreement within such 15 day period, all of the Stockholders shall be deemed to agree with any adjustment to the Merger Consideration made in accordance with Section
                                                                    -------
     2.7(c) hereof.  Any disagreement shall be resolved by arbitration, as set
     ------
     forth in Section 8.5 hereof.
              -----------

          (e) If the Net Book Value set forth in the Closing Balance Sheet exceeds the amount set forth in Section 2.7(c)(i) above, Acquisition shall
                                     -----------------
     pay to the Stockholders additional consideration in the form of Graphic Common Stock determined by dividing the amount of such excess by the Stock Price and each Stockholder shall be entitled to that portion of such additional consideration as corresponds to the proportionate interest of such Stockholder as is set forth opposite such Stockholder's name on Schedule 1 hereto. If the Net Book Value set
                                ----------
     forth in the Closing Balance Sheet is less than the amount set forth in
     Section 2.7(c)(i) above, each of the Stockholders shall pay Acquisition
     -----------------
     additional consideration in the form of Graphic Common Stock determined by dividing the amount of such deficiency by the Stock Price and each Stockholder shall pay Acquisition that portion of such additional consideration as corresponds to the proportionate interest of such Stockholder as is set forth opposite such Stockholder's name on Schedule 1 hereto. Any payment in the form of Graphic Common Stock under this Section
                                                                         -------
     2.7(e) shall be made by rounding the number of shares of Graphic Common
     ------
     Stock to the closest whole number and no fractional shares shall be paid or payable.

          (f) Nothing in this Section 2.7 shall in any way limit or decrease the
                              -----------
     liability of the Stockholders and the Company to Graphic and Acquisition for any default or breach of this Agreement or the documents mentioned in
     Section 2.7(c)(iii) above (with the exception of the Employment Agreement),
     -------------------
     except as set forth in subsection (g) below.

          (g) In the event there is a reduction in the Merger Consideration to be paid the Stockholders as set forth in this Agreement, the amount of such reduction shall be first paid to Graphic or Acquisition from the Escrow Consideration in accordance with the Escrow Agreement, and if the Escrow Consideration is not sufficient to pay such deficiency, the Principal Stockholders shall remain jointly and severally liable therefor and the remaining Stockholders shall be severally liable therefore; provided, however, that the liability of each of the Principal Stockholders in connection with such deficiency shall be limited to the combined total amount of Merger Consideration payable to all of the Principal Stockholders, and the liability of each of the remaining Stockholders in connection with such deficiency shall be limited to the aggregate amount of Merger Consideration payable to such Stockholders pursuant to this Agreement. Such payment from the Escrow Consideration, however, shall not be the exclusive remedy of Graphic or Acquisition for the payment of such reduction.


                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS


     The Stockholders, jointly and severally, represent and warrant to Acquisition and Graphic as follows:

     Section 3.1  Organization; Power; Qualification:  The Company is a
                  ----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has no subsidiaries and is not a party to any joint venture nor a partner of any partnership. The Company has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction set forth on Schedule 3.1, which constitutes each jurisdiction in which the
         ------------
character of its properties or the nature of its business requires such qualification and authorization.

     Section 3.2  Authority.  The execution and delivery of this Agreement by
                  ---------
the Company and each Stockholder constitute valid and legally binding obligations of the Stockholders and the Company, enforceable in accordance with its terms. The execution and delivery of the Lease Agreement by the Company will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of the Escrow Agreement by each Stockholder will constitute the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms. Richard A. Amendola represents that the execution and delivery of the Employment Agreement by Mr. Amendola will constitute a valid and legally binding obligation of Mr. Amendola, enforceable in accordance with its terms.

     Section 3.3  Capital Structure.  The authorized capital stock of the
                  -----------------
Company consists of 20,000 shares, no par value common voting stock, of which 8,885 shares are issued and outstanding on the date of this Agreement. The Company does not hold any shares of its authorized capital stock in its treasury. All of the shares of the Company's stock issued and outstanding as of the date hereof are duly authorized, validly issued and fully paid and nonassessable under Ohio Corporate Law and all predecessor statutes. There are no warrants, rights, options, subscriptions or agreements to issue shares of any class of capital stock, securities convertible into capital stock or property of the Company or other securities of the Company. As of the date hereof, there is not any liability or dividends declared or accumulated but unpaid with respect to the Company's capital stock. Between the date of the Company's incorporation and the date hereof, the Company has not directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock except as listed in Schedule 3.3. All shares of the Company's capital stock have been issued in
   ------------
compliance with applicable and available exemptions from the registration requirements of the Act and applicable state securities laws.

     Section 3.4  Title to Shares.  Each of the Stockholders owns the Shares set
                  ---------------
forth opposite such Stockholder's name on Schedule 1 hereto and, except as
                                          ----------
disclosed on Schedule 3.4 hereto, each Stockholder has good, valid and
             ------------
marketable title to such Shares, free and clear of any and all liens, options, contracts, calls, commitments, demands, encumbrances, equities, pledges or claims whatsoever. The Shares represent all of the issued and outstanding shares of the capital stock of the Company, and the Shares are duly authorized, validly issued, fully paid and nonassessable. Upon consummation of the Merger, Graphic will obtain good and valid title to the Shares, free and clear of any and all liens, encumbrances, equities and claims whatsoever.

     Section 3.5  No Third Party Options.  There are no existing agreements,
                  ----------------------
options, commitments or rights with, of or to any person to acquire any securities of the Company, or any of the Company's assets, properties, or rights.

     Section 3.6  Compliance with Laws and Validity of Contemplated
                  -------------------------------------------------
Transactions. The execution, delivery and performance of this Agreement by the Company and the Stockholders in accordance with its terms and the consummation of the transactions contemplated hereby does not and will not (a) violate any law applicable to the Company or the Stockholders;
(b) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or Regulations of the Company or under any indenture, agreement, or other instrument to which the Company or any of the Stockholders is a party or by which they or any portion of their respective properties may be bound, or (c) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by the Company or any of the Stockholders. No authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official body or authority is required in connection with the execution, delivery or performance by Stockholders or the Company of this Agreement or the Escrow Agreement.

     Section 3.7  Financial Statements.
                  --------------------

          (a) The Financial Statements and the Interim Balance Sheet (i) are in accordance with the books and records of the Company; (ii) are complete and correct and present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for the respective periods indicated; (iii) with respect to the determination of Net Book Value, have been prepared in accordance with generally accepted accounting principles consistently applied; and (iv) reflect adequate reserves for all known liabilities and reasonably anticipated losses, except the Net Book Value of the Company as shown on the Interim Balance Sheet is subject to adjustment for applicable income taxes in an amount to be agreed in writing between Graphic and the Stockholders.

          (b) The accounts receivable shown on Financial Statements or acquired by the Company after the date thereof and prior to the date hereof have been, and all accounts receivable acquired after the date hereof and prior to the Closing Date will be, acquired or created only in the ordinary course of business and represent or will represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. Except as set forth on Schedule 3.7(b), all
                                                        ---------------
     accounts receivable shown on the Financial Statements or acquired by the Company after the date thereof and prior to the date hereof are free and clear of any and all liens, claims, charges, encumbrances, security interests or other rights against such accounts receivable in favor of others. There are no setoffs, counterclaims or disputes asserted or conditions precedent to payment therefor with respect to any such account receivable, no discount or allowance from any such account receivable has been made or agreed to and no account receivable represents billings prior to actual shipment of goods, including "bill and hold" accounts. The Company has established a bad debt reserve, as shown on the Financial Statements, and there is no fact or circumstance which would impair the validity or collectibility of the Company's accounts receivable in an amount in excess of such bad debt reserve.

          (c) Except as set forth on Schedule 3.7(c), inventories reflected on
                                     ---------------
     the Financial Statements or acquired or to be acquired by the Company thereafter and prior to the Closing Date, (i) are and will on the Closing Date be in good condition, consist and will consist of materials and supplies, of a quality and quantity which are usable or salable in the ordinary course of its business, and meet and will meet all applicable government standards, (ii) are now and will on the Closing Date be located on the regular business premises of the

     Company, (iii) are now and will on the Closing Date be owned by the Company free of any liens, claims, charges, encumbrances, security interests or other rights to or against such inventories in favor of others, except as set forth on Schedule 3.7(c), and (iv) have been or will be acquired by the
                  ---------------
     Company only in bona fide transactions entered into in the ordinary course of business. None of such inventory is now, or on the Closing Date will be, held by the Company on consignment.

          (d) The books and records of the Company have been maintained in all material respects in accordance with sound business practices.

     Section 3.8  Tax and Other Returns and Reports.
                  ---------------------------------

          (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company or by the Stockholders with respect to the business of the Company (the "Tax
                                                                           ---
     Returns") in connection with any federal, state, local or foreign taxes,
     -------
     assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions with respect to the business of the Company, (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the
                                             -----
     appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities for Taxes for the periods, property or events covered thereby. All Taxes, including, without limitation, those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority have been properly paid or accrued in the Financial Statements including, without limitation, deferred taxes accrued in accordance with generally accepted accounting principles. The Company has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted with respect to the Company. There has been no extension or waiver of the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company. None of the Stockholders nor the Company has any knowledge of any basis for any additional assessment of any Taxes.

          (b) The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     Section 3.9  Personal Property.
                  -----------------

          (a) Schedule 3.9(a) contains an accurate and complete list of all
              ---------------
     machinery, vehicles and equipment and other items of personal property owned by the Company including a description of the location of such personal property. Except as set forth on Schedule 3.9(a), the Company has
                                                ---------------
     good title to all such items, free and clear of all liens, claims, charges, security interests and other encumbrances of any kind or nature. All such items of personal property are in good operating condition and conform to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use or operation.

          (b) Schedule 3.9(b) contains an accurate and complete list of all
              ---------------
     leases for machinery, vehicles, equipment or other items of personal property leased by the Company. Each of the leases disclosed in Schedule
                                                                      --------
     3.9(b) is in full force and effect and there are no existing defaults or
     ------
     events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. All items of leased personal property are in good operating condition and in a state of reasonable maintenance and repair. The continuation, validity and effectiveness of these personal property leases will in no way be affected by the transactions contemplated by this Agreement.

     Section 3.10  Real Property.
                   -------------

          (a) The Company does not own any real property.

          (b) The Existing Facility Lease is the only real property lease to which the Company is a party. Such Existing Facility Lease is in full force and effect and, except as disclosed on Schedule 3.10(b), there are no
                                                  ----------------
     existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults. The Existing Facility Lease is free and clear of any mortgages or liens and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof.

          (c) The Existing Facility Lease will be in full force and effect on the Closing Date.

     Section 3.11  Intellectual Property.  Schedule 3.11 contains an accurate
                   ---------------------   -------------
and complete list of all trade names, trademarks, trade styles and service marks, patents, patent applications, copyrights, copyright applications, trademark registrations and trademark applications (the "Intellectual Property")
                                                         ---------------------
used or useful in the business of the Company that are owned by or registered in the name of the Company or to which the Company has any rights as licensee or otherwise, giving in each case a brief description of the terms of such license or other arrangement. The Company has not infringed or made any unlawful use or received notice of any such claimed infringement or unlawful use of any such Intellectual Property. The Company has not received notice that the manufacture, use or sale by the Company of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by the Company, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party. The Company owns (or possesses adequate and enforceable rights to use without payment of royalties) all Intellectual Property necessary for the conduct of, or used in, its business as the same is presently being conducted.

     Section 3.12  Insurance.  Schedule 3.12 contains a list and brief
                   ---------   -------------
description of the policies of fire, liability and other forms of insurance owned or held by the Company, or in which the Company is named as an insured party. The properties and business of the Company of an insurable nature are insured to the extent and against such risks customarily insured against by corporations of similar size and in similar businesses. All policies listed on
Schedule 3.12 will be outstanding and in full force and effect on the Closing
-------------
Date, and there does not exist, and will not exist as of the Closing Date, any claims with respect to such policies.

     Section 3.13  Litigation.  Except as set forth on Schedule 3.13, there is
                   ----------                          -------------
no litigation, arbitration or other similar proceeding pending or, to the knowledge of the Stockholders, threatened against or affecting the Company, its properties or its rights or which pertains to the transactions contemplated by this Agreement. The Stockholders do not know of any reasonably likely basis for any such litigation, arbitration or similar proceeding, the result of which would adversely affect the Company or the transactions contemplated hereby. Neither the Stockholders nor the Company is a party or subject to the provisions of any judgement, order, writ, injunction decree or award of any court, arbitrator, or governmental or regulatory official body or authority which may adversely affect the Company or the transactions contemplated hereby.

     Section 3.14  Compliance with Laws.  The Company is not in default under
                   --------------------
any order of any court, governmental authority or arbitration board or tribunal, or under any laws, ordinances, governmental rules or regulations to which it is subject. The Company has obtained all licenses, permits, easements, rights, applications, registrations, filings and franchises or other governmental authorizations ("Authorizations") necessary to the ownership of its properties
                 --------------
or the conduct of its business.  Set forth on Schedule 3.14 is a complete list
                                              -------------
all such Authorizations. The Company is not in default nor has it received any notice of any claim of default with respect to any such Authorization. All of such Authorizations are renewable in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby.

     Section 3.15  Environmental Matters.
                   ---------------------

          (a) Except as set forth on Schedule 3.15(a), operations of the Company
                                     ----------------
have been in the past and are now in compliance with all federal, state and local laws, statutes, rules, regulations, ordinances, codes, orders, decrees, judgments and all other governmental requirements and restrictions, now in existence or hereafter amended or promulgated, relating to pollution, contamination or protection of the environment or public or employee health or safety (collectively, the "Environmental Laws") including, without limitation,
                           ------------------
those relating to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous

Materials Transportation Act, 49 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Safe Water Drinking Act, 42, U.S.C. (S) 300f-300j, the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Occupational Safety and Health Act, and all other statutory and all common law (including, without limitation, nuisance, trespass, negligence and toxic torts).

          (b) Neither the Company nor any Stockholder has been notified or is aware of any violation of any Environmental Laws; neither the Company nor any Stockholder is otherwise aware that the Company may be potentially responsible or otherwise liable under the Environmental Laws; and neither the Company nor any Stockholder has received any requests for information, notices, pleadings or other documents (including, without limitation, consent orders, consent decrees, judgments, orders, complaints or injunctions) relating to (i) the Environmental Laws, (ii) environmental protection or health or safety matters, or (iii) any statutory or common law theory of liability involving environmental or health or safety matters.

          (c) The Company has had in the past and presently has all governmental permits, licenses, consents, approvals and authorizations relating to environmental protection or health or safety matters (collectively, "Environmental Permits") necessary to conduct its operations and has been in the
----------------------
past and is presently in compliance with all the Environmental Permits (including, without limitation, any information provided on the applications therefor and all restrictions or limitations therein) and has made all appropriate filings for issuance or renewal of all the Environmental Permits.

          (d) No use, storage, treatment, generation recycling, disposal, releases, threatened releases, handling, burial or placement of any materials regulated under or defined by any Environmental Laws has occurred in the past or is presently occurring on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by the Company or the Stockholders; and no materials regulated under or defined by Environmental Laws have been in the past or are presently on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by the Company or the Stockholders.

          (e) No under or above ground tanks have been in the past or are presently on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by the Company or the Stockholders.

          (f) Neither the Company nor any Stockholder has used any waste disposal site or otherwise disposed of, transported, or arranged for the transportation of any material regulated under or defined by any Environmental Laws to any place or location.

          (g) There are no past or present conditions, events, circumstances, facts, activities, incidents, actions, omissions or plans: (i) that may interfere with or prevent continued compliance with Environmental Laws and Environmental Permits; or (ii) that give or may give rise to any liability or other obligation under any Environmental Laws; or (iii) that form or may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Company or the Stockholders based on or related to any Environmental Laws or Environmental Permits.

          (h) No lien exists, and no condition exists which could result in filing a lien, under any Environmental Laws against any property owned, leased, operated or otherwise used by the Company.

     Section 3.16  Absence of Changes.  Since May 31, 1995 except as described
                   ------------------
on Schedule 3.16, there has not been any transaction or occurrence in which the
   -------------
Company has: (a) issued or delivered any stock or other securities or granted any options or rights to purchase any securities; (b) borrowed any amount or incurred any material liabilities (absolute or contingent), except in the ordinary course of business; (c) made any loans or extended any credit to any individual or entity except in the ordinary course of business; (d) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the Interim Balance Sheet or current liabilities incurred since such date in the ordinary course of business; (e) declared any dividend or made any payment or distribution to the Stockholders or purchased or redeemed any shares of its capital stock or other securities; (f) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (g) sold, assigned or transferred any of its tangible assets, except for sale of inventory in the ordinary course of business, or entered into any discussions or negotiations for the sale, assignment or transfer of any such assets, or cancelled any debts or claims; (h) sold, assigned or transferred any patents, trademarks, trade names, copyrights, or other Intellectual Property;
(i) suffered any material adverse change in its business or financial position;
(j) made any change in its accounting policies or practices; (k) made any change in employee compensation; (l) entered into any transaction with a Stockholder, director, officer or employee of the Company or any member of such person's immediate family; or (m) entered into any transaction other than in the ordinary course of business or as otherwise contemplated hereby.

     Section 3.17  Absence of Undisclosed Liabilities.  The Company has no
                   ----------------------------------
Undisclosed Liabilities.

     Section 3.18  Assets.  The Company owns or leases all equipment, furniture,
                   ------
fixtures, and other personal property and assets necessary for the continued operation of the business of the Company as presently conducted, where the absence of such property would materially and adversely affect the Company as a whole.

     Section 3.19  Employees.   Schedule 3.19 contains a true and complete list
                   ---------    -------------
of all employees of the Company, their salaries or wage rates, accrued vacation and their location of employment as of _______________, 1995 and a description of all pension, profit sharing, bonus, medical benefits, group insurance programs or similar arrangements in effect for employees of the Company. The Company is not in default with respect to any of its obligations relating to attached salaries, wages or group insurance programs in respect of employees of the Company.

     Section 3.20  Employee Benefit Plans.
                   ----------------------

          (a) Except as set forth on Schedule 3.20, the Company has complied,
                                     -------------
     and currently is in compliance, in all material respects with the applicable provisions of ERISA and the Code with respect to each employee benefit plan (as defined under Section 3(3) of ERISA) and all other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plans, whether written or unwritten, now or previously maintained by the Company (the "Plans") and a brief description of each such Plan now maintained is
           -----
     set forth on Schedule 3.20 hereto;
                  -------------

          (b) The Company has not maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA;

          (c) The Company has not incurred any material liability with respect to the Plans which has not been satisfied in full or been accrued on the Financial Statements pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any material liability with respect to such Plans. Each plan could be terminated on the Closing Date without liability to the Company or Acquisition, including, without limitation, any additional contributions, penalties, premiums, fees or other charges.

     Section 3.21  Labor Matters.  Schedule 3.21 contains a complete and
                   -------------   -------------
accurate list of all claims brought by employees against the Company in the past three (3) years, including, without limitation, (i) workers compensation claims;
(ii) claims brought by employees of the Company before the Equal Employment Opportunity Commission; (iii) claims brought by employees under the Americans with Disabilities Act, 49 U.S.C. (S) 1201.01 et seq.; (iv) claims brought by employees under the Age Discrimination in Employment Act 29 U.S.C. (S) 621 et seq.; (v) charges brought by employees before the National Labor Relations Board under the National Labor Relations Act, 29 U.S.C. (S) 151 et seq.; (vi) charges brought against the Company by the Occupational Safety and Health Administration or complaints filed against the Company by employees with such administration;
(vii) claims brought by employees under the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; (viii) claims brought by employees under the Fair Labor Standards Act before the Department of Labor, 29 U.S.C. (S) 201 et seq.; or (ix) claims brought by employees asserting violations of state law or state common law.

     Section 3.22  Contracts and Commitments.
                   -------------------------

          (a) Schedule 3.22 sets forth an accurate and complete list of each
              -------------
     Contract, true and complete copies of which have been previously provided to Graphic or Acquisition, which is a:

               (i) Contract for employment, or a non-competition agreement with any present or former employee of the Company;

               (ii) Contract with any labor union or other representative of employees;

               (iii)  Contract for the lease or use of equipment;

               (iv) Contract for the purchase, sale, production or supply of goods or services (other than purchase orders in amounts not exceeding $10,000);

               (v) Distributor, sales agency or vendor Contract or any franchise or license agreement;

               (vi) Note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other Contract for borrowing or lending of money, or agreement or arrangement for a line of credit or guaranty, pledge, or undertaking of the indebtedness of any other person;

               (vii) Contract under the terms of which the Company is, directly or indirectly, liable upon or with respect thereto or is obligated in any other way to provide funds with respect of, or to guaranty or assume, any debt or obligation of any other person or entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection; or

               (viii) Contract upon which the business, rights or assets, or condition, financial or otherwise, of the Company depends or is materially affected.

               (ix) Contract for the provision of services by any individual or entity in excess of $10,000 (including, but not limited to, any Contracts with attorneys, accountants, consultants or contractors).

          (b) Each of the Contracts listed in Schedule 3.22 is in full force and
                                              -------------
     effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. Except as set forth on Schedule 3.22, none of the
                                                   -------------
     Contracts listed in Schedule 3.22, in the reasonable opinion of the
                         -------------
     Stockholders contain any provision with which there is a reasonable likelihood the Stockholders, the Company or any other party thereto will be unable to comply. Except as reflected in such Schedule 3.22, the
                                                    -------------
     continuation, validity and effectiveness of such Contracts, and all other material terms thereof, will in no way be affected by the transactions contemplated by this Agreement. Except as set forth on Schedule 3.22, none
                                                             -------------
     of the Contracts listed in Schedule 3.22 requires the consent of any party
                                -------------
     to its assignment in connection with the transactions contemplated hereby except those consents which have been obtained.

          (c) There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, (i) the business relationship of the Company with any customer or group of customers of the Company whose purchases individually or in the aggregate are material to the operations and financial condition of the Company, (ii) the business relationship of the Company with any material supplier to the Company, or (iii) the relationship between the Company and any of its employees not occurring in the ordinary course of business.

     Section 3.23  Banks.  Schedule 3.23 lists all banks or other financial
                   -----   -------------
institutions with which the Company has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     Section 3.24  Transactions with Affiliates.  Except as set forth in
                   ----------------------------
Schedule 3.24, no Stockholder or any officer, director or employee of the
-------------
Company, or any member of their immediate families or any other of their affiliates, has had, during the past three years, a relationship or an ownership interest in any corporation or other entity that is or was during the past three years a party to any Contract, agreement, business arrangement or relationship with the Company.

     Section 3.25  Corporate Names.  The Company has not, during the preceding
                   ---------------
five years, been known as or used, directly or through any predecessor, affiliate or any acquired entity, any other corporate or fictitious name, except as disclosed on Schedule 3.25 hereof.
                -------------

     Section 3.26  Customer Relations.  To the best knowledge of the
                   ------------------
Stockholders and the Company, relations with customers or suppliers are continuing in good order, and there are no known outstanding disputes with customers or suppliers.

     Section 3.27  Consents.  Except as listed on Schedule 3.27 hereto, no
                   --------                       -------------
consent, approval or authorization of any governmental authority or other persons or entities is required in connection with the execution, delivery or performance of this Agreement, the Escrow Agreement, or the Employment Agreement on the part of the Company or any of the Stockholders or the consummation of the transactions contemplated herein and therein, other than corporate authority on behalf of the Company.

     Section 3.28  Broker's or Finder's Fees.  Neither the Company nor any
                   -------------------------
Stockholder nor any of the Company's directors or employees has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     Section 3.29  Securities Representations.
                   --------------------------

          (a) Each Stockholder either alone or with his or her purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of obtaining the Graphic Common Stock and making an investment in Graphic. No assurances have been made as to the future income or success of Graphic. Each Stockholder has had an opportunity to ask questions and receive satisfactory answers from the officers and directors of Graphic concerning Graphic and the terms and conditions of his or her investment in capital stock of Graphic.

          (b) No Stockholder has received any representations or warranties, other than those set forth in this Agreement, from the officers, directors, affiliates, agents or representatives of Graphic in making his or her decision to exchange his or her capital stock in the Company for the Merger Consideration, and each Stockholder is relying solely on the information contained in this Agreement, in any prospectus delivered to him or her, and personal investigation.

          (c) Each Stockholder is presently a bona fide resident of the state listed on Schedule 3.29(c) attached hereto and has no present intention of
               ----------------
     becoming a resident of any other state or jurisdiction.

          (d) Each Stockholder has made other investments of this type and, by reason of his or her business and financial experience and of the business and financial experience of those persons he or she has retained to advise him or her with respect to his or her acquisition of the Merger Consideration he or she has obtained the capacity to protect his or her own interest in investments of this nature. In reaching the conclusion that he or she desires to acquire the Merger Consideration, each Stockholder has carefully evaluated his or her financial resources and investment position and the risks associated with his or her investment in Graphic and acknowledges that he or she is familiar with and able to bear any economic risk of such investment.

          (e) Each Stockholder understands and agrees that the Merger Consideration is to be issued to him or her without registration under any state or federal law relating to the registration of securities and will be issued to him or her in reliance on exemptions from registration under appropriate state and federal laws and that reliance by Graphic on such exemptions is predicated in part on the representations set forth in this
     Section 3.29.  Each Stockholder is acquiring the Merger Consideration for
     ------------
     his or her own account, to hold for investment, and with no present intention of dividing his or her participation with others or reselling or otherwise participating, directly or indirectly, in the distribution of the Merger Consideration and shall not make any transfer, sale, or other disposition of the Merger Consideration: (i) other than pursuant to an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) other than pursuant to an effective registration under the Act or a transaction otherwise in compliance with the Act; and (iii) in a manner so that the disposition of such Merger Consideration does not cause the transactions contemplated by this Agreement to fail to qualify as a reorganization under
     Section 368 of the Code.

          (f) No Stockholder has received any public solicitation or advertisement concerning an offer to sell Graphic Common Stock. Each Stockholder has received and reviewed copies of Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders) for the fiscal year ended January 31, 1995, all Quarterly Reports on Form 10-Q for fiscal year ended January 31, 1995, and Graphic's Proxy Statement for the 1995 Annual Meeting of Shareholders.

     Section 3.30  Correctness of Representations.  No representation or
                   ------------------------------
warranty of the Stockholders in this Agreement or in any statement, certificate or schedule furnished by the Stockholders pursuant hereto, or in connection with the transactions contemplated hereby, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date. True copies of all deeds, title insurance policies, mortgages, indentures, notes, plans, Contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the schedules delivered or furnished to Acquisition pursuant to this Agreement have been delivered to or have been made available to or will be made available for inspection by Acquisition and Acquisition's attorneys and accountants.


                                   ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND GRAPHIC

     Acquisition and Graphic, jointly and severally, represents and warrants to the Stockholders as follows:

     Section 4.1  Organization; Power; Qualification.  Each of Acquisition and
                  ----------------------------------
Graphic is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and Georgia, respectively. Each of Acquisition and Graphic has the corporate power and authority to own or lease and operate its properties to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.

     Section 4.2  Authority.  Each of Acquisition and Graphic has the corporate
                  ---------
power and has taken all necessary corporate action to authorize Acquisition or Graphic, as the case may be, to execute, deliver and perform such of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Acquisition and Graphic of each of the Transaction Documents to which it is a party constitutes the valid and legally binding obligation of Acquisition or Graphic, as the case maybe, enforceable in accordance with such Transaction Documents' terms.

     Section 4.3  Compliance with Laws and Validity of Contemplated
                  -------------------------------------------------
Transactions. The execution, delivery and performance of this Agreement by Acquisition in accordance with its terms and the consummation of the transactions contemplated hereby does not and will not (a) violate any applicable law, (b) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-Laws of Acquisition or under any indenture, agreement or other instrument to which Acquisition is a party or by which it or any of its properties may be bound; or (c) result in or require the creation or imposition of any lien upon or with respect to any material property now owned or hereinafter acquired by Acquisition. No authorization, approval, or consent of and no registration or filing with, any governmental or regulatory official body or authority is required in connection with the execution, delivery or performance by Acquisition of this Agreement.

     Section 4.4  Investment Representation.  Acquisition is aware that the
                  -------------------------
Shares are not registered under the Act. Acquisition possesses such knowledge and experience in business matters such that it is capable of evaluating the merits and risks of an investment in the Shares hereunder. Acquisition is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution thereof. Acquisition agrees that the Shares will not be sold, transferred, pledged, offered for sale or otherwise disposed of without registration under the Act, except pursuant to a valid exemption from registration under the Act.

     Section 4.5  Merger Consideration.  Each share of Merger Consideration,
                  --------------------
when issued and delivered as contemplated by this Agreement and the Escrow Agreement, will be duly authorized, validly issued, fully paid and non-assessable. None of the Merger Consideration is subject to any liens or other rights, and there are no options, warrants, purchase agreements, put agreements, call agreements or other agreements to which Acquisition or Graphic is a party which relate to or affect the transfer of the Merger Consideration.

     Section 4.6  Broker's or Finders Fees.  Neither Graphic nor Acquisition nor
                  ------------------------
any director or employee of Graphic or Acquisition has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement; provided, however, that Graphic and Acquisition make no representations or warranties with respect to the liability of Graphic to pay David Whitacre. If any amounts are owed to David Whitacre with respect to the transactions contemplated by this Agreement, the payment of such amounts shall be the responsibility of Graphic.

     Section 4.7  Graphic Reports.  Graphic has delivered to Richard Amendola
                  ---------------
for distribution to each of the Stockholders copies of Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders) for the fiscal year ended January 31, 1995, all Quarterly Reports on Form 10-Q for fiscal year ended January 31, 1995, and Graphic's Proxy Statement for the 1995 Annual Meeting of Shareholders. As of their respective dates, none of the above-mentioned reports contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE 5A
         OBLIGATIONS AND COVENANTS OF THE STOCKHOLDERS AND THE COMPANY

     Section 5A.1  Conduct of the Company's Business Prior to Closing. From the
                   --------------------------------------------------
date hereof to the Closing Date, and except to the extent that Acquisition shall otherwise consent in writing, the Stockholders and the Company shall:

          (a) operate the Company's business as presently operated and only in the ordinary course, and use their best efforts to preserve intact its good will, reputation and present business organization and to preserve its relationships with persons having business dealings with it;

          (b) maintain all of the Company's properties in good order and condition, reasonable wear and use excepted;

          (c) take all steps reasonably necessary to maintain the Company's intangible assets, including without limitation, its patents, trademarks, trade names, copyrights, licenses and any pending applications therefor;

          (d) pay the liabilities or other obligations of the Company and collect its accounts receivable in accordance with the Company's past business practices;

          (e) comply with all laws materially applicable to the conduct of the business of the Company;

          (f) not take any action that would constitute a breach of Section 3.16
                                                                    ------------
     hereof;

          (g) not enter into any settlement regarding any claim, dispute or other cause of action brought against the Company by any third party except for settlements of customer disputes made by the Company in the ordinary course of business;

          (h) not sell, or otherwise dispose of, any assets of the Company (other than in the ordinary course of business; and

          (i) submit all Contracts to which the Company is to become a party between the date hereof and the Closing Date for approval by, or on behalf of, Acquisition (other than Contracts entered into in the ordinary course of business).

     Section 5A.2  No Solicitation.  From the date hereof to the earlier of the
                   ---------------
Closing Date or termination date hereof, the Stockholders shall not nor shall they permit the Company or any of its officers, directors, employees, agents, or representatives, directly or indirectly, to (a) initiate, solicit or encourage any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books and records to, any person other than Acquisition in connection with any possible proposal (an "Acquisition Proposal") regarding the sale, merger, consolidation, or similar
---------------------
transaction with respect to the Company. The Stockholders shall notify Acquisition immediately if any discussions or negotiations are sought to be initiated or such information is requested with respect to an Acquisition Proposal.

     Section 5A.3  Access and Information.  From the date hereof to the Closing
                   ----------------------
Date the Company shall afford to Acquisition, Graphic, and their counsel, accountants and other representatives, free and full access to all the offices, properties, books, Contracts, commitments and records of the Company and to furnish such persons with all information (including financial and operating data) concerning its affairs as they may, in their sole discretion, request, including copies and extracts of pertinent records, documents and Contracts. The Company and its employees shall assist Acquisition, Graphic, and their counsel, accountants and representatives, in their examination of the Company's books and records. To the extent that the Company shall have control over same, the accountants of the Company shall furnish to Acquisition and Graphic during such period any and all of their statements, working papers and underlying records and data as Acquisition and Graphic, in their sole discretion, may request.

     Section 5A.4  Notification of Changes.  From the date hereof to the Closing
                   -----------------------
Date, the Company shall promptly notify Acquisition and Graphic in writing of any material adverse change in the financial condition of the Company, the method of conducting its operations, any material damage to or loss of any property used in the business of the Company, or the institution of or the threat of institution of legal proceedings against the Company.

     Section 5A.5  No Default.  From the date hereof to the Closing date, the
                   ----------
Company shall not do any act or omit to do any act, or knowingly permit any act or omission to act, that would cause a material breach of any Contract.

     Section 5A.6  Tax Returns.  All Tax Returns of the Company required to be
                   -----------
filed by the Closing Date, taking into account any extensions of the filing deadlines granted to the Company, that have not yet been filed prior to the date hereof (including those relating to periods after the Closing Date) shall be prepared by the Company but shall not be filed without prior examination by, or on behalf of, Acquisition and Graphic. The Company shall use its best efforts to obtain all extensions of time from governmental authorities necessary to effect this provision.

     Section 5A.7  Allocation of Taxable Income to Short Period.  The
                   --------------------------------------------
Stockholders shall cause the Company to close its permanent books and records (including work papers) as of the close of business on the date immediately preceding the Closing Date in accordance with Treasury Regulation 1.1502-76(b)(4)(1), in order to permit the Company's taxable income for the tax periods ending on the date immediately preceding the Closing Date to be reported determined on the basis of income shown on their permanent books and records (including workpapers).

     Section 5A.8  Other Pre-Closing Returns.
                   -------------------------

          (a) The Stockholders shall cause the Company to prepare and file all federal and state income tax returns for the Company for all tax periods ending on or before the Closing Date. Such returns will be filed on the basis of the income allocations described in Section 5A.7 above.
                                ------------

          (b) The Stockholders shall cause the Company to include the results of the respective operations of the Company in any separate state or local income tax return for any taxable year which is due on or before the Closing Date and to file such returns on a timely basis.

     Section 5A.9  Tax Free Reorganization Treatment.  The Principal
                   ---------------------------------
Stockholders shall cause all tax returns relating to the Company to be filed on the basis of treating the Merger as a tax free merger pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     Section 5A.10  General Cooperation in Tax Matters.  After the Closing Date,
                    ----------------------------------
the Shareholders shall cooperate fully with Graphic and Acquisition and shall make available to Graphic and Acquisition, as reasonably requested, and to any taxing authority, all information, records, or documents relating to liabilities or potential liabilities for taxes of, or related to, the Company, for all periods ending on or before the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof.

     Section 5A.11  Compliance with Laws.  From the date hereof to the Closing
                    --------------------
Date the Company shall comply with all applicable laws and regulations including without limitation, those as may be required for the consummation of the transactions contemplated by this Agreement.

     Section 5A.12  Consent of Others.  From the date hereof to the Closing
                    -----------------
Date, to the extent that the consummation of the transactions provided for herein requires the consent or approval of a third party, whether to avoid the occurrence of an event of default under any Contract, license, lease or agreement to which the Company is a party or by which its assets are bound or otherwise, or under any governmental law or regulation, the Company shall use its best efforts to obtain any such consent or approval prior to the Closing Date.


                                   ARTICLE 5B
                      COVENANTS OF GRAPHIC AND ACQUISITION

     Section 5B.1  Release of Guaranties.  From the date hereof to the Closing
                   ---------------------
Date, Acquisition and Graphic shall each use their best efforts to cause Richard
A. Amendola to be released from the guaranties, set forth in Schedule 1.33, provided that such efforts shall not include the payment of money in consideration for such release. In any event, Acquisition and Graphic shall deliver the guaranties.

     Section 5B.2  Filing of Notice.  Graphic shall file a NASDAQ National
                   ----------------
Market Notification for Listing Additional Shares pursuant to SEC Rule 10(b)-17 as soon as practicable after the determination of the number of shares of Graphic Common Stock to be issued in the Merger.

     Section 5B.3  Post-Closing Returns.
                   --------------------

          (a) Graphic shall cause Acquisition to prepare and file all federal and state income tax returns for the Surviving Corporation for all tax periods beginning on or after the Closing Date. Such returns will be filed on the basis of the income allocations described in Section 5A.7 above.
                                       ------------

          (b) Graphic shall cause Acquisition to include the results of the respective operations of the Surviving Corporation in any separate state or local income tax return for any taxable year which is due after the Closing Date and to file such returns on a timely basis. Graphic shall pay, or cause to be paid, all local income taxes (including interest and penalties relating thereto) shown as due on any such return with respect to the Surviving Corporation.

     Section 5B.4  Tax Free Reorganization Treatment.  Graphic shall cause all
                   ---------------------------------
tax returns relating to the Company and Acquisition to be filed on the basis of treating the Merger as a tax free merger pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

          At the Closing, Graphic and Acquisition shall deliver a certificate executed by an officer regarding Graphic's current intentions and plans with regard to conduct of Acquisition following the Closing. Such certificate shall be in form and content reasonably acceptable to the Principal Stockholders and shall provide, among other things, that neither Graphic nor Acquisition (i) currently intends to issue any Acquisition Common Stock to any independent third party, (ii) currently intends to reacquire any of the Graphic Common Stock to be issued in connection with the Merger, (iii) currently intends to dispose of the stock of Acquisition, other than to itself or an affiliate, (iv) currently intends to liquidate or sell its assets otherwise than in the ordinary course of Acquisition's business and (v) currently intends to cause Acquisition, following the Closing, to discontinue conducting the businesses conducted by the Company prior to the Closing.

     Section 5B.5  General Cooperation in Tax Matters.  After the Closing Date,
                   ----------------------------------
Graphic and Acquisition shall cooperate fully with the Shareholders and shall make available to the Shareholders, as reasonably requested, and to any taxing authority, all information, records, or documents relating to liabilities or potential liabilities for taxes of, or related to, the Company, for all periods ending on or before the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof. So long as taxable periods of, or related to the Company ending on or before the Closing Date remain open, Graphic shall promptly notify the Principal Stockholders in writing of any pending or threatened tax audits or assessments for which the Principal Stockholders have or may have sole, joint or several liability within thirty (30) days following the receipt by Graphic or any affiliate of notice of such pending or threatened audit or assessment. Graphic shall keep the Principal Stockholders reasonably informed as to all aspects of any administrative or judicial proceeding that may result in the payments by the Shareholders of any tax.

     Section 5B.6  Employee Bonuses.  Graphic shall cause the Surviving
                   ----------------
Corporation to pay to the employees of the Surviving Corporation all bonus amounts earned by such employees from January 1, 1995 through the Closing Date as set forth on the Closing Balance Sheet, and in accordance with the Surviving Corporation's policies regarding the payment of such bonuses.

                                 ARTICLE 6
                      CONDITIONS TO CONSUMMATION OF MERGER

          Section 6.1  Conditions to Obligations of Acquisition and Graphic.
                       ----------------------------------------------------
The obligation of Acquisition and Graphic to consummate the Merger is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of the Stockholders shall be true and correct in all respects as of, and shall not have been violated in any respect at, the Closing as though made on and as of the Closing; the Stockholders and the Company shall, on or before the Closing, have performed all of their obligations under this Agreement which by the terms hereof are to be performed on or before the Closing, and the Stockholders shall have delivered to Acquisition and Graphic a certificate dated as of the date of the Closing to the foregoing effect.

          (b) The Merger shall have been approved by the Board of Directors of Acquisition and Graphic, or an Executive Committee of the Board of Directors of Acquisition and Graphic.

          (c) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Merger or which would have a material adverse effect on Acquisition's ability to conduct the business of the Company as presently conducted or which claims material damages from Acquisition or Graphic with respect to the Merger.

          (d) Acquisition and Graphic shall have been satisfied with its examination of the books and records of the Company and all other due diligence considered by Acquisition and Graphic.

          (e) The Stockholders shall have delivered to Acquisition and Graphic a certificate of the Company's Secretary certifying as to the requisite corporate or other action authorizing the Merger, and the status of record ownership of the Shares by the Stockholders.

          (f) The Stockholders shall have submitted to Acquisition and Graphic resignations of all current officers and directors of the Company.

          (g) Mr. Richard A. Amendola shall have executed and delivered to Acquisition and Graphic the Employment Agreement (which contains certain non-compete provisions), substantially in the form of Exhibit A hereto.
                                                           ---------

          (h) The Stockholders shall have executed and delivered to Acquisition and Graphic the Escrow Agreement, substantially in the form of Exhibit B
                                                                    ---------
     hereto.

          (i) Acquisition and Graphic shall have received the opinion of Walter & Haverfield, counsel to the Company and the Principal Stockholders, substantially in the form of Exhibit E hereto.
                                  ---------

          (j) The Certificate of Merger shall be prepared for filing with the Secretary of State of Ohio.

          (k) RAM Enterprises shall have executed the Lease Agreement, substantially in the form of Exhibit D hereto.

          (l) Each of the agreements listed on Schedule 3.4 shall be terminated.

     Section 6.2  Conditions to Obligations of the Stockholders.  The obligation
                  ---------------------------------------------
of the Stockholders to consummate the Merger is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of Acquisition and Graphic shall be true and correct in all respects as of, and shall not have been violated in any respect at, the Closing as though made on and as of the Closing; Acquisition and Graphic shall, on or before the Closing, have performed in all material respects all of their obligations under this Agreement which by the terms hereof are to be performed on or before the Closing; and each of Acquisition and Graphic shall have delivered to the Stockholders a certificate of one of its officers dated as of the date of the Closing to the foregoing effect.

          (b) The Merger shall be approved by the Stockholders.

          (c) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Merger or which would have a material adverse effect on the right of the Stockholders to consummate the Merger or which claims material damages from the Stockholders with respect to the Merger.

          (d) Acquisition and Graphic shall have delivered to the Stockholders certificates of their respective Secretaries certifying as to the requisite corporate and other action authorizing the Merger and the incumbency of their respective officers and directors.

          (e) Acquisition shall have executed and delivered to the Stockholders the Escrow Agreement, substantially in the form of Exhibit B hereto.
                                                        ---------

          (f) Acquisition and Graphic shall have executed and delivered to the Stockholders the Guaranties, substantially in the form of Exhibit C hereto.
                                                               ---------

          (g) The Stockholders shall have received the opinion of Powell, Goldstein, Frazer & Murphy, counsel to Acquisition, substantially in the form of Exhibit F hereto.
             ---------

          (h) The Certificate of Merger shall be prepared for filing with the Secretary of State of Ohio.

          (i) The Company and RAM Enterprises shall have executed the Lease Agreement, substantially in the form of Exhibit D hereto.

          (j) Graphic and Acquisition shall have executed and delivered to Mr. Richard Amendola the Employment Agreement substantially in the form of Exhibit A hereto.
     ---------


                                   ARTICLE 7
                      REGISTRATION OF MERGER CONSIDERATION

     Section 7.1  Registration of Merger Consideration.  Graphic shall use its
                  ------------------------------------
best efforts to prepare and file with the Commission a Registration Statement as soon as practicable after the Closing Date, which shall cause the Merger Consideration to be registered for resale by the Stockholders, and Graphic shall use reasonable best efforts to have such registration become effective and not abandon the filing. The Stockholders shall receive a copy of the Registration Statement prior to filing for review, and the Stockholders shall represent and warrant that the information contained in the Registration Statement concerning each of them and the intended method of distribution of the securities covered by the Registration Statement is true, complete, and correct.

     Section 7.2  Furnishing Information.  The Stockholders shall furnish to
                  ----------------------
Graphic such information regarding Stockholders or the Merger Consideration, and the intended method of disposition of such securities, as shall be reasonably requested by Graphic in order to effect the registration of such Merger Consideration.

     Section 7.3  Prospectus Requirements.  Each Stockholder hereby covenants
                  -----------------------
with Graphic that he or she will promptly advise Graphic of any changes in the information concerning such Stockholder contained in the Registration Statement and that each Stockholder will not make any sale of the Merger Consideration pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Act. Each Stockholder acknowledges that occasionally there may be times when Graphic must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Graphic and declared effective by the Commission, the relevant prospectus has been supplemented by Graphic or until such time as Graphic has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended. During any such period in which sales are suspended and upon reasonable prior notice of such suspension from Graphic, each Stockholder agrees not to sell any shares of the Merger Consideration pursuant to any such prospectus; provided however that Graphic shall use its reasonable best efforts to file any required amendment, supplement, or report with the Commission within 30 days of such suspension. Each Stockholder covenants that they will not sell any shares pursuant to any prospectus during the period commencing at the time at which Graphic gives each Stockholder notice of the suspension of the use of a given prospectus and ending at the time Graphic gives notice that each Stockholder may thereafter effect sales pursuant to a given prospectus.

     Section 7.4  Registration Rights, Etc.
                  -------------------------

          (a) Graphic agrees to (i) use its best efforts to keep the Registration Statement continuously effective (including by filing amendments and supplements thereto) in order to permit the disposition of the Merger Consideration until the third anniversary of the Closing Date or the sale by the Stockholders of all of the Merger Consideration, whichever is earlier (collectively, the "Effective Period"), and (ii) prepare and
                                    ----------------
     file with the Commission, as soon as reasonably practicable, such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective continuously during the Effective Period.

          (b) Graphic agrees to cause the Registration Statement and the related prospectus, and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement during the Effective Period, (1) to comply in all material respects with the applicable requirements of the Act and the rules and regulations promulgated by the Commission thereunder, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than information confirmed by Stockholders pursuant to
     Section 7.2 or statements or omissions made in reliance upon and in
     -----------
     conformity with information furnished to Graphic in writing by or on behalf of any Stockholder expressly for use in the Registration Statement and the related prospectus, or any amendment or supplement thereto.

          (c) In connection with the Registration Statement, Graphic agrees, as soon as reasonably practicable, to:

                    (i) furnish to each Stockholder such number of copies of the
               Registration Statement, each amendment and supplement thereto, and prospectus included in the Registration Statement and such other related documents as each Stockholder may reasonably request;

                    (ii) notify each Stockholder promptly of any request by the
               Commission for the amending or supplementing of the Registration Statement or prospectus forming a part thereof;

                    (iii) advise each Stockholder after Graphic receives notice or otherwise obtains knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or amendment or supplement thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                    (iv) use its best efforts to register or qualify the Merger
               Consideration under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as any of the Stockholders shall reasonably request (provided that Graphic shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable any of the Stockholders to consummate the disposition of the Merger Consideration in any of the aforementioned jurisdictions; and

                    (v) notify the Stockholders, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to the Registration Statement so that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 7.5  Indemnification.
                  ---------------

          (a) Graphic agrees to indemnify, defend and hold harmless the Stockholders from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to the Stockholders), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, and will reimburse the Stockholders and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim, except insofar as the same may have been caused by any untrue statement or omission contained in the information confirmed by any of the Stockholders pursuant to Section 7.2 or based upon information furnished to
                              -----------
     Graphic in writing by or on behalf of any of the Stockholders expressly for use therein.

          (b) The Stockholders, jointly and severally, agree to indemnify, defend and hold harmless Graphic and its officers, directors, affiliates, agents, employees and controlling persons (within the meaning of Section 15 of the Act) from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Graphic), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon (i) any untrue statement of a material fact contained in the Registration Statement or in any prospectus contained therein (or any amendment or supplement thereto) or which arises out of or is based upon any omission to state in any thereof a material fact required to be stated therein or necessary to make any statement contained therein not misleading, to the extent that such untrue statement or omission is contained in the information confirmed by any of the Stockholders pursuant to Section 7.2 or is made in reliance upon or in conformity with
        -----------
     information furnished in writing by or on behalf of any of the Stockholders expressly for inclusion in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto), and (ii) the failure by any of the Stockholders to comply with the covenants contained in Section 7.3 above, and will reimburse Graphic and such other persons for
        -----------
     any legal or any other expenses incurred in connection with investigating or defending any such action or claim.

     Section 7.6  Fees and Expenses of Registration.  Graphic will pay all
                  ---------------------------------
expenses and fees incident to the performance of its obligations in Sections
                                                                    --------
7.1, 7.3 and 7.4 other than selling commissions and fees and expenses of counsel
---  ---     ---
or other advisors to any of the Stockholders.


                                   ARTICLE 8
                                INDEMNIFICATION

     Section 8.1  Definitions.  As used in this Article 8:
                  -----------                   ---------

          (a) "Damages" actual losses, liabilities, damages, deficiency costs or
               -------
     expenses (including reasonable attorneys fees and disbursements), less the amount of any actual tax or insurance benefits then available to or received by the Indemnified Party with respect thereto.

          (b) "Indemnified Party" means the party seeking indemnification under
               -----------------
     Section 8.2 hereof.
     -----------

          (c) "Indemnifying Party" means the Stockholders, severally.
               ------------------

     Section 8.2  Indemnification of Acquisition and Graphic by the
                  -------------------------------------------------
Stockholders.
------------

          (a) On the terms set forth in this Agreement, the Principal Stockholders shall, jointly and severally, and the remaining Stockholders shall severally, from and after the Closing Date, indemnify, defend, and hold Acquisition and Graphic and their respective subsidiaries and affiliates harmless from, against and in respect of any and all Damages incurred by any of them arising from or in connection with any breach of any representation, warranty or covenant made by the Stockholders in this Agreement; provided, however, that (i) the liability of each of the Principal Stockholders to indemnify Graphic or Acquisition for any Damages incurred by them arising from or in connection with any breach of any representation, warranty or covenant made by the Stockholders in this Agreement shall be limited to the combined total amount of Merger Consideration payable to all of the Principal Stockholders, and (ii) the liability of the Stockholders other than the Principal Stockholders to indemnity Graphic or Acquisition for any Damages incurred by them arising from or in connection with any breach of any representation, warranty or covenant made by the Stockholders shall be limited to the Merger Consideration payable to such Stockholders.

          (b) The Stockholders' representations, warranties and covenants set forth in this Agreement shall survive for a three (3) year period following the Closing Date except with respect to the representations, warranties and covenants set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.15 and
                            ----------------------------------------------------
     3.20, which shall survive for a period of eight (8) years following the
     ----
     Closing Date.

          (c) Notwithstanding anything to the contrary set forth in this Section 8.2, no Damages shall be recoverable hereunder unless the aggregate amount of all Damages shall exceed $25,000; it being understood and agreed that the full amount of any Damages shall be recoverable once such threshold is met without regard to such threshold.

     Section 8.3  Method of Asserting Claims.
                  --------------------------

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from an Indemnified Party by a third party (a "Third Party Claim") or an Indemnified Party seeks indemnification from an
     ------------------
     Indemnifying Party in connection with any other type of claim for which indemnity may be sought hereunder (referred to herein as a "Non Third Party Claim"), the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party in writing of such Third Party Claim or Non Third Party Claim, specifying the nature of such Third Party Claim or Non Third Party Claim arising hereunder and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim or Non Third Party Claim) (the "Claim Notice"). The Indemnifying Party shall have twenty calendar days
     -------------
     (or such earlier period of time as may be required for the filing of responsive pleadings to any legal action instituted with respect to the Third Party Claim or Non Third Party Claim or required due to contractual deadlines imposed upon the Indemnified Party by the contract in dispute but in any event, not less than 10 days) from the receipt of the Claim Notice (the "Response Notice Period") to notify the Indemnified Party, (A) whether
           ----------------------
     or not it disputes its liability to the Indemnified Party hereunder with respect to such Third Party Claim or Non Third Party Claim and (B) notwithstanding any such dispute, whether or not it will defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim. No failure by an Indemnified Party to notify the Indemnifying Party of the existence or assertion of a claim for which indemnification may be sought shall constitute a defense to or waiver of such claim for indemnification except to the extent the Indemnifying Party may be able to prove that it has been materially prejudiced by such failure or delay.

          (b) If the Indemnifying Party disputes its liability with respect to such Third Party Claim or Non Third Party Claim or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim as provided in paragraphs (c) and (d) below), such dispute shall be resolved in accordance with Section 8.5
                                                               -----------
     hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any Third Party Claim, such Third Party Claim shall not be settled without the prior written consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (c) In the event that the Indemnifying Party notifies the Indemnified Party within the Response Notice Period that it will defend the Indemnified Party against a Third Party Claim, then the Indemnifying Party shall assume the defense thereof with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in all reasonable respects in such defense, including without limitation in making any appropriate counterclaim against the person asserting the Third Party Claim or any appropriate cross-complaint against any person (unless such counterclaim or cross-complaint would be against any other entity with which the Indemnified Party has ongoing business relations and would have a significant likelihood in the good faith judgment of the Indemnified Party of damaging such business relationships); provided, however, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Third Party Claim. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such Third Party Claim or the litigation or resolution of any such Third Party Claim involves an issue or matter which could reasonably be expected to have a material adverse effect on the Indemnified Party, then the Indemnified Party shall have the right to control the defense or settlement of any such Third Party Claim at its cost and expense, and such legal fees and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such Third Party Claim at its sole cost and expense.

          (d) If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice within the Response Notice Period as provided above or otherwise, then the Indemnified Party shall, at the expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), have the right to defend, settle or compromise any such Third Party Claim with counsel of its own choosing. In the event the Indemnified Party proposes to settle a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party written notice of the proposed settlement of the Third Party Claim, which the Indemnifying Party may reject in its reasonable judgment within thirty days of receipt of such notice. In the event the Indemnified Party settles such Third Party Claim over the objection of Indemnifying Party, dispute over such settlement shall be resolved as provided in Section 8.5 hereof.
                             -----------

          (e) In the event an Indemnified Party has a claim for indemnification against the Indemnifying Party hereunder with respect to a Non Third Party Claim, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 8.5 hereof; if the Indemnifying Party
                                 -----------
     accepts or agrees with such claim or does not notify the Indemnified Party within the Response Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

     Section 8.4  Payment.  The Indemnifying Party shall pay the Indemnified
                  -------
Party, within ten days after the final determination of liability under this
Article 8, the amount of any indemnification to which the Indemnified Party is
---------
entitled. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such claim.

     Section 8.5  Arbitration.  All disputes under this Article 8 or Section
                  -----------                           ---------    -------
2.7, shall be settled by arbitration in Chicago, Illinois, before a single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto by giving
-----
written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 8.5. The arbitrator shall be
                                   -----------
selected by the joint agreement of the parties, but if they do not so agree within 20 days after the date of the notice referred to in the preceding sentence, the selection shall be made pursuant to the rules of the AAA from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared.


                                   ARTICLE 9
                            COVENANT NOT TO COMPETE

     Section 9.1  Definitions.  Capitalized terms used in this Article 9 shall
                  -----------                                  ---------
have the following meanings:

          (a) "Area" shall mean the States of Ohio, Pennsylvania, and Kentucky.
               ----

          (b) "Competing Business" shall mean graphic print communications,
               ------------------
     including pre-press operations, printing on paper and other substates and binding and finishing of printed products.

          (c) "Proprietary Information" shall mean information related to the
               -----------------------
     Company or the business of the Company (i) which derives economic value, actual or potential, from not being generally known to, or readily ascertainable by, other persons who can obtain economic value from its disclosure or use and, (ii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, techniques or methods used in printing labels for blow molded plastic containers, printing on plastic substrates, the financial affairs, processes, services, customer lists, customer information, employees, employees' compensation, research, development, existing and future products and services, product and service plans and designs, purchasing, accounting, distribution systems, marketing, formulae, compilations, programs, methods, techniques, drawings, and suppliers of the Company.

          (d) "Restricted Period" shall mean the period commencing with the
               -----------------
     Closing Date and ending on the three (3) year anniversary thereof.

     Section 9.2  Agreement Not to Compete.  Unless otherwise consented to in
                  ------------------------
writing by Acquisition, the Principal Stockholders agree that during the Restricted Period they will not, within the Area, either directly or indirectly, on their own behalf or in the service or on behalf of others, engage in any Competing Business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest in, any Competing Business except for the ownership of less than five percent (5%) of a publicly traded company.

     Section 9.3  Agreement Not to Solicit Employees.  The Principal
                  ----------------------------------
Stockholders agree that during the Restricted Period, they will not, without the prior written consent of Acquisition, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of Acquisition or the Company, any person employed by Acquisition or the Company on the date of the Closing.

     Section 9.4  Agreement Not to Solicit Customers.  The Principal
                  ----------------------------------
Stockholders agree that during the Restricted Period, they will not, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit or attempt to solicit any person, firm or corporation who was a customer of the Company during the one-year period immediately preceding the Closing Date (as shown on the books and records of the Company).

     Section 9.5  Confidentiality.
                  ---------------

          (a) After the Closing, the Stockholders (i) will hold the Proprietary Information in confidence, and (ii) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information. In the event that any of the Stockholders determine that they are required by law to disclose any Proprietary Information, such Stockholder will not make such disclosure unless (and then only to the extent that) such Stockholder has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to Acquisition (if reasonably practical) that such disclosure has been requested and is required by law.

          (b) Any and all reproductions of the Proprietary Information in the custody or control of the Stockholders will prominently display a confidentiality legend.

     (c) The Stockholders covenant and agree that on or before the Closing Date, the Stockholders will destroy or will deliver to Acquisition all tangible copies and embodiments of the Proprietary Information in their possession or control.

     Section 9.6  Remedies.  The parties hereto specifically acknowledge and
                  --------
agree that the remedy at law for breach of this Article 9 would be inadequate
                                                ---------
and that any party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.


                                   ARTICLE 10
                        TERMINATION; AMENDMENTS; WAIVER

     Section 10.1  Termination.  This Agreement may be terminated, and the
                   -----------
transaction contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) by the written consent of Acquisition and the Principal Stockholders;

          (b) by Acquisition or the Principal Stockholders if, without a material breach of the terminating party, the Closing shall not have occurred on or before October 31, 1995, which date may be extended by mutual consent of the parties;

          (c) by Acquisition if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by the Stockholders or the Company in their representations, warranties, covenants or agreements set forth herein; or

          (d) by the Principal Stockholders if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by Acquisition in its representations, warranties, covenants or agreements set forth herein.

     Section 10.2  Effect of Termination.  In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement
                                          ------------
shall forthwith become void and have no effect, other than the provisions of

Section 11.7 which shall survive.  Nothing contained in this Section 10.2 shall
------------                                                 ------------
relieve any party from liability for any breach of this Agreement occurring before such termination.


                                 ARTICLE 11
                                 MISCELLANEOUS

          Section 11.1  Entire Agreement; Assignment.  This Agreement, together
                        ----------------------------
with any confidentiality agreements between the parties hereto, (a) constitutes, with the schedules and the exhibits hereto, the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof and (b) shall not be assigned by operation of law or otherwise, provided that Acquisition may assign its respective rights and obligations to any direct subsidiary of Graphic, but no such assignment shall relieve Acquisition of its obligations hereunder.

          Section 11.2  Validity.  The invalidity or unenforceability of any
                        --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

          Section 11.3  Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be deemed to have been duly given, effective and received when delivered in person or by electronic facsimile transmission, cable, telegram, telex, or a courier, or five
(5) days following the date such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

                                 If to Acquisition, to it at:

     Carpenter Acquisition Company
     c/o Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, Georgia 30324
     Attention:    Mark C. Pope IV
                   President

     with a copy to:

     Powell, Goldstein, Frazer & Murphy
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia 30303
     Telecopy:  404/572-6999
     Attention:  Thomas R. McNeill, Esq.

     If to Graphic, to:

     Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, Georgia 30324
     Telecopy:  (404) 874-7589
     Attention:  Mark C. Pope IV
                 President
     with a copy to:

     Powell, Goldstein, Frazer & Murphy
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia 30303
     Telecopy:  (404) 572-6999
     Attention:  Thomas R. McNeill, Esq.

     If to the Stockholders, to each of them at the address listed on the signature pages hereof.


     If to the Company, to it at:

     Carpenter Reserve Printing Company
     7100 Euclid Avenue
     Cleveland, Ohio  44103

     with a copy to:

     Walter & Haverfield
     1300 Terminal Tower
     50 Public Square
     Cleveland, Ohio 44113
     Telecopy:  ___________
     Attention:  Russell C. Shaw

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon actual receipt thereof).

     Section 11.4  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 11.5  Descriptive Headings.  The descriptive headings herein are
                   --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.6  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 11.7  Expenses.  All costs and expenses of Graphic or Acquisition
                   --------
associated with legal and audit services incurred in connection with the Merger shall be paid by Graphic. The Stockholders and the Company will each pay their respective legal and other expenses. Any expense incurred by the Company in connection with the transactions contemplated by this Agreement shall be accrued in full on the financial records of the Company as of the Closing Date and constitute an adjustment to the Closing Balance Sheet.

     Section 11.8  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.


                              GRAPHIC INDUSTRIES, INC.


                              By:   /s/ Mark C. Pope IV
                                    -------------------
                              Name: Mark C. Pope IV
                                    ---------------
                              Title:  President
                                      ---------


                              CARPENTER ACQUISITION COMPANY

                              By:   /s/ Mark C. Pope IV
                                    -------------------
                              Name: Mark C. Pope IV
                                    ---------------
                              Title:  President
                                      ---------


                              CARPENTER RESERVE PRINTING COMPANY


                              By:   /s/ Richard A. Amendola
                                    -----------------------
                              Name: Richard A. Amendola
                                    -------------------
                              Title:  President/CEO
                                      -------------


                              /s/ Richard A. Amendola
                              -----------------------
                              Richard A. Amendola
                              Social Security Number: ###-##-####
                              Address:   333 Inwood Trail
                                         Aurora, Ohio  44202


                              /s/ Ronald R. Meredith
                              ----------------------
                              Ronald R. Meredith
                              Social Security Number: ###-##-####
                              Address:   9 Laurel Drive
                                         Rocky River, Ohio  44116

                              /s/ Jack W. Kothera
                              -------------------
                              Jack W. Kothera
                              Social Security Number: ###-##-####
                              Address:   5259 Case Avenue
                                         Lyndhurst, Ohio  44124


                              /s/ Sandra L. Kothera
                              ---------------------
                              Sandra L. Kothera
                              Social Security Number: ###-##-####
                              Address:   5259 Case Avenue
                                         Lyndhurst, Ohio  44124


                              /s/ Geraldine R. Steger
                              -----------------------
                              Geraldine R. Steger
                              Social Security Number: ###-##-####
                              Address:   7560 Hollycroft Lane #1
                                         Mentor, Ohio  44060


                              /s/ Rose Mary Bour
                              ------------------
                              Rose Mary Bour
                              Social Security Number: ###-##-####
                              Address:   20991 Wilmore Avenue
                                         Euclid, Ohio  44123


                              /s/ Robert E. Highman
                              ---------------------
                              Robert E. Highman
                              Social Security Number: ###-##-####
                              Address:   1962 Hopehaven Drive
                                         Parma, Ohio  44134


                              /s/ Thomas D. Stewart
                              ---------------------
                              Thomas D. Stewart
                              Social Security Number: ###-##-####
                              Address:   3567 Northvale Blvd.
                                         Cleveland Heights, Ohio  44112

                              /s/ E. Alfred Schroeder
                              -----------------------
                              E. Alfred Schroeder
                              Social Security Number: ###-##-####
                              Address:   485 Suite 14 Bent Creek Oval
                                         Aurora, Ohio  44202


                              /s/ Russell C. Shaw
                              -------------------
                              Russell C. Shaw
                              Social Security Number: ###-##-####
                              Address:   401 Ravine Drive
                                         Aurora, Ohio  44202

                                  ATTACHMENT A


                              List of Stockholders
                              --------------------



                              Richard A. Amendola
                               Ronald R. Meredith
                                Jack W. Kothera
                                Sandy L. Kothera
                              Geraldine R. Steger
                                 Rose Mary Bour
                               Robert E. Highman
                               Thomas D. Stewart
                              E. Alfred Schroeder
                                  Russell Shaw